                                                                      EXHIBIT 4


           NEITHER THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE
          NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS
       HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
   AND NEITHER SUCH WARRANTS NOR SUCH COMMON STOCK MAY BE TRANSFERRED WITHOUT
                      AN EFFECTIVE REGISTRATION STATEMENT
               RELATED THERETO UNLESS AN EXEMPTION UNDER SUCH ACT
           IS THEN AVAILABLE. THE COMMON STOCK ISSUABLE UPON EXERCISE
  OF SUCH WARRANTS IS SUBJECT TO THE REGISTRATION PROVISIONS OF SECTION 10 OF
                           THIS WARRANT CERTIFICATE.



No. W-2                                                   555,015 Warrants

                            SLM HOLDING CORPORATION
                            (A Delaware Corporation)

                              WARRANT CERTIFICATE

                           Dated as of August 7, 1997


           VOID AFTER 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 2008


         SLM Holding Corporation, a Delaware corporation (the "Company"), hereby certifies that NatWest Securities Limited or its registered assigns (the "Registered Holder") is registered as the holder of the number of warrants first set forth above (the "Warrants"), each of which entitles the Registered Holder to purchase from the Company, subject to the terms and conditions set forth in this Warrant Certificate, at any time or from time to time, on or before September 30, 2008 at not later than 5:00 p.m. Eastern time, one share of Common Stock, par value $.20 per share, of the Company ("Common Stock"), at a purchase price of $72.43 per share. The number of shares purchasable upon exercise of the Warrants, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant Certificate, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

         1.       Exercise of Warrants.

                  (a) Manner of Exercise and Payment. The Warrants may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant Certificate, with an Election to Purchase in the form attached hereto as Exhibit A, duly executed by such Registered Holder, at the offices of the Company at the address set forth in Section 11, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. Payment of the Purchase Price shall be in immediately available funds by wire transfer to an account to be specified by the Company upon request by the Registered Holder prior to exercise. All Warrants that have not been exercised previously in accordance with the terms of this Warrant Certificate shall expire at 5:00 p.m. Eastern time on September 30, 2008.

                  (b) Effectiveness. An exercise of the Warrants shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant Certificate shall have been surrendered to the Company as provided in Section 1(a). At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                  (c) Delivery of Certificates. As soon as practicable after the exercise of the Warrants in whole or in part, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder or, subject to the terms and conditions hereof and upon payment by such Registered Holder of any applicable transfer taxes, as such Registered holder may direct:

                           (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1(d), and

                           (ii) in the event that such exercise is in part
                  only, a new Warrant Certificate (dated the date hereof) of like tenor for the balance of the Warrants.


                  (d) Fractional Shares. The Company shall not be required upon the exercise of the Warrants to issue any fractional shares, but shall make an adjustment therefor in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 1(d), the current market value of a share of Common Stock shall be the closing price of the Common Stock on the New York Stock Exchange for the trading day immediately prior to the date of exercise of the Warrants; provided, however, that if the Common Stock is no longer traded on the New York Stock Exchange, then the current market value of a share of Common Stock shall be determined in good faith by the Board of Directors of the Company.


         2.       Anti-Dilution Provisions.

                  (a) Dilutive Issuances of Common Stock or Convertible Securities. If the Company shall issue or sell any shares of Common Stock (or any Common Stock Equivalent, as hereinafter defined), except for shares issued pursuant to employee stock plans and certain transactions as set forth in
Section 2(f), at a price per share (or in the case of a Common Stock Equivalent, having a conversion or exercise price per share) that is less than the lesser of (1) the Purchase Price per share hereunder in effect immediately prior to such issuance or sale, or (2) the current market price per share of the Common Stock (as determined under Section 2(e)) on the


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


date of such issuance or sale, and if immediately following such issuance or sale the number of shares of Common Stock outstanding shall exceed 55,501,548 (as adjusted for any stock split, stock dividend or similar transaction), then in each case the Purchase Price per share hereunder shall be reduced, effective as of the Company's next business day after such issuance or sale, by multiplying such Purchase Price by a fraction, the numerator of which shall be the sum of

                  (i) the number of shares of Common Stock outstanding at the close of business on the day prior to the date of such issuance or sale, plus

                  (ii) the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for purchase (or the aggregate initial conversion or exercise price of such Common Stock Equivalents) would purchase at the Purchase Price in effect immediately prior to such issuance or sale (if the Purchase Price is required to be adjusted by reason of an issuance or sale below the Purchase Price in effect immediately prior to such issuance or sale), or at the then current market price (if the Purchase Price is required to the adjusted by reason of an issuance or sale below the then current market price), and the denominator of which shall be the sum of

                  (x) the number of shares of Common Stock outstanding at the close of business on the day prior to the date of such issuance or sale, plus

                  (y) the number of shares of Common Stock offered for such issuance or sale or into which or for which the Common Stock Equivalents are initially convertible or exercisable.

Each such adjustment of the Purchase Price shall be calculated to the nearest cent.

                  (b) Adjustment to Number of Shares. Upon each adjustment of the Purchase Price as a result of the calculations made under Section 2(a), each Warrant outstanding immediately prior to the making of that adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock obtained by (x) multiplying the number of shares of Common Stock purchasable upon exercise of a Warrant immediately prior to that adjustment by the Purchase Price in effect immediately prior to that adjustment of the Purchase Price and (y) dividing the product so obtained by the Purchase Price in effect immediately after that adjustment of the Purchase Price.

                  (c) Treatment of Common Stock Equivalents. For the purposes of this Section 2, if the Company shall issue any Common Stock Equivalents, except for such rights issued pursuant to employee stock plans and certain transactions as set forth in Section 2(f), the maximum total number of shares of Common Stock issuable upon exercise of such rights shall thereupon be deemed to have been issued and to be outstanding, and the consideration received by the Company therefor shall be deemed to include the initial consideration payable upon the exercise of such rights. No further adjustment of the Purchase Price adjusted upon the issuance of such rights shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such rights. If the provisions of any Common Stock Equivalents with respect to the purchase price or the number of shares purchasable shall change or expire, any adjustment previously made hereunder for such right shall be readjusted as of the date of issuance of such rights to such as would have obtained on the basis of the rights as modified by such change or expiration (except for the operation of any anti-dilution provisions thereof).

                  (d) Consideration. In case the Company shall issue shares of its Common Stock or Common Stock Equivalents for a consideration wholly or partly other than cash, the amount of the consideration other than cash received by the Company shall be as determined in good faith by the Board of Directors of the Company whose good faith determination shall be conclusive.

                  (e) Meanings of Terms. For purposes of this Section 2, the term "Common Stock Equivalents" includes any securities convertible into or exchangeable for shares of Common Stock.

                  For purposes of this Section 2, the number of shares of Common Stock outstanding at any time shall not include shares held in the treasury of the Company.

                  For purposes of this Section 2, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days commencing thirty (30) trading days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For the purposed of this Section 2(e), the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

                  (f) Exceptions to Anti-Dilution. Notwithstanding any other provisions of this Section 2, no adjustments in the Purchase Price or the number of shares of Warrant Stock as provided for in this Section 2 shall be made by reason of or in connection with:

                           (i) the issuance of shares of Common Stock or Common
                  Stock Equivalents (whether issued before, at the same time as or after the issuance of the Warrants) pursuant to employee stock option, stock purchase, stock incentive or stock compensation plan of any sort adopted by the Board of Directors of the Company for the issuance of shares of Common Stock or Common Stock Equivalents to directors, officers, employees or consultants, or


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



                           (ii) securities issued solely in consideration for
                  the acquisition (whether by merger or otherwise) by the Company of all or substantially all of the assets or capital stock of any other entity or business organization, or securities issued solely in consideration for the grant by or to the Company of marketing rights, distribution rights, license rights or similar rights granted by or to the Company in consideration of the exchange of proprietary technology, whether of the Company or any other entity, provided the issuance of such securities is approved by the Board of Directors of the Company.

            3. Adjustments. The number of shares of Warrant Stock shall be subject to the following adjustments:

                  (a) Changes in Common Stock. If the Company shall (i) subdivide the outstanding shares of Common Stock into a greater number of shares, (ii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, or (iii) combine the outstanding shares of Common Stock into a lesser number of shares, then the number of shares of Warrant Stock issuable upon exercise of each Warrant shall be adjusted so that the Registered Holder shall immediately thereafter be entitled to receive, upon exercise of each Warrant, the kind and number of shares of Common Stock or other securities of the Company that the Registered Holder would have been entitled to receive after the happening of any of the events described above if such Warrant had been exercised immediately prior to the happening of such event or any record date with respect thereto. The Purchase Price in effect immediately prior to any such subdivision of Common Stock or at the record date of such dividend or other distribution shall upon the effectiveness of such subdivision or immediately after such record date be proportionately reduced. The Purchase Price in effect immediately prior to any such combination of Common Stock shall, upon the effectiveness of such combination, be proportionately increased.

                  (b) Major Transactions. If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 3(a)), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder shall have the right thereafter to receive, upon the exercise of the Warrants, the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of such Warrants. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is


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



reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrants.

                  (c) Certificate of Adjustment. When any adjustment is required to be made in the Purchase Price pursuant to Section 2 or this Section 3, the Company shall promptly send to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and including a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property which shall be issuable upon exercise of the Warrants following the occurrence of any of the events specified in this Section 3.

         4. Property Dividends. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Property Dividend"), then the Company will pay or distribute to the Registered Holder, upon exercise of the Warrants, in addition to the Warrant Stock purchased upon such exercise, the Property Dividend which would have been paid to such Registered Holder if it had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record is taken for such Property Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

         5.       Compliance with Securities Laws.

                  (a) Warrants Not Registered. Each holder of the Warrants acknowledges that the Warrants have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and by accepting delivery of this Warrant Certificate agrees and covenants not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of the Warrants in the absence of
(i) an effective registration statement under the Securities Act as to the Warrants and registration or qualification of the Warrants under any applicable state securities or "blue sky" laws, or (ii) an opinion of counsel or other evidence, in each case reasonably satisfactory to the Company, that such registration and qualification are not required.

                  (b) Delay of Transfers. Without limiting the generality of the foregoing, the Company may delay the registration of any transfer of the Warrants on the books of the Company pursuant to Section 8 until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

         6. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of the Warrants.

         7. Replacement of Warrant Certificate. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate


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


and (i) in the case of loss, theft or destruction, upon delivery of an indemnity agreement (with surety if required by the Company) in an amount reasonably satisfactory to the Company, or (ii) in the case of mutilation, upon surrender and cancellation of this Warrant Certificate, the Company will issue, in lieu thereof, a new Warrant Certificate of like tenor.

         8.       Transfers of Warrants.

                  (a) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of the Warrants (the "Warrant Register"). The Registered Holder may change its, his or her address as shown on the Warrant Register by written notice to the Company requesting such change.

                  (b) Transferability. Subject to the provisions of Section 5, the Warrants shall be transferable, in whole or in part, (in whole numbers only) on the Warrant Register, upon surrender of this Warrant Certificate at the offices of the Company at the address set forth in Section 11, or at such other office or agency as the Company may designate, together with (i) an Assignment in the form attached hereto as Exhibit B, duly executed by the Registered Holder, and (ii) any funds required to pay any transfer, stamp or other taxes payable in connection with such transfer. Upon such surrender and payment, the Company will cause to be issued a new Warrant Certificate, in the name of the assignee and in the denomination (in whole numbers only) specified on such Assignment; provided, however, that the Warrants may be transferred and new Warrant Certificates issued only in minimum denominations of 20,000 Warrants. If fewer than all of the Warrants are being transferred, the Company shall cancel the Warrant Certificate which was surrendered and cause to be issued a new Warrant Certificate (dated the date hereof) of like tenor for the balance of the Warrants.

                  (c) Recognition of Ownership. Until any transfer of the Warrants is made on the Warrant Register, the Company may treat the Registered Holder of the Warrants as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant Certificate is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         9. No Rights as Stockholder. Until the exercise of the Warrants, the Registered Holder of the Warrants shall not have or exercise any rights by virtue hereof as a stockholder of the Company.


         10.      Registration of Warrant Stock.

                  (a) Filing and Effectiveness of Registration Statement. The Company shall prepare and file with the Securities and Exchange Commission (the "SEC"), as soon as practicable but in any event on or prior to the date (the "Filing Date") which is 49 days following the date hereof, a registration statement (as amended from time to time, the "Registration Statement") on the appropriate form for an offering to be made on a continuous basis pursuant to


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
Rule 415 of the Securities Act, registering the offering and sale from time to time of the Warrant Stock (the Warrant Stock covered by the Registration Statement, the "Registered Warrant Stock") by the selling holders thereof (the "Selling Holders"). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable following the Filing Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act, subject to the provisions of the immediately following sentence, until the date that is two years after the last outstanding Warrant has been exercised or the date the last outstanding Warrant has expired unexercised or, if earlier, the date on which all of the Registered Warrant Stock has been sold pursuant to the Registration Statement or all of the Warrant Stock has been sold pursuant to Rule 144(b) under the Securities Act or may be sold pursuant to Rule 144(k) under the Securities Act. In the event (A) of any Amendment Event (as defined herein), or (B) that, in the good faith judgment of the Company, it is advisable to suspend the use of the prospectus which forms part of the Registration Statement (the "Prospectus") due to a pending material corporate development or similar material event that has not at the time been publicly disclosed and as to which the Company believes public disclosure would be prejudicial to the Company, the Company shall provide notice to any Selling Holder and any Registered Holder who has requested to include Warrant Stock in the Registration Statement to the effect of the foregoing and thereafter the use of the Prospectus shall be suspended, and the Company, subject to the terms of this Section 10(a), shall thereafter not be required to maintain the effectiveness of or update the Registration Statement. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed, in the case of suspension under clause (A), as soon as practicable and, in the case of suspension under clause (B), as soon as in the good faith judgment of the Company public disclosure of all such material corporate developments or similar material events would not be prejudicial to the Company. Notwithstanding the foregoing, the periods in which the use of the Prospectus is suspended pursuant to clause (A) or clause (B) in the aggregate shall not exceed 30 days in any three-month period.

         For purposes of this Section 10(a), the term "Amendment Event" shall mean the occurrence (i) of any request by the SEC or any other federal or state governmental or self-regulatory authority for amendments or supplements to the Registration Statement or related Prospectus or for additional information,
(ii) of the issuance by the SEC or any other federal or state governmental or self-regulatory authority of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the shares of the Registered Warrant Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the existence of any fact or happening of any event which makes any statement of a material fact in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or related Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (v) of


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



the Company's determination that a post-effective amendment to the Registration Statement would be appropriate.

           (b)    Indemnification.

                          (i) Indemnification by the Company. In connection
                  with any registration of securities pursuant to this Section 10, to the extent permitted by law, the Company shall indemnify and hold harmless each Selling Holder, its directors, trustees and officers or general and limited partners (and directors, trustees and officers thereof, and if such Selling Holder is a portfolio or investment fund, its investment advisers or agents) each underwriter, if any, for the sale of distribution of such Selling Holder's securities, and each person, if any, who controls such Selling Holder or underwriter (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (such Selling Holder and any such other person hereinafter referred to as an "Indemnitee") against any and all losses, claims, damages, liabilities and expenses to which such Indemnitee may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required to indemnify and hold harmless or reimburse an Indemnitee to the extent that any such loss, claim, damage, liability or expense (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee expressly for use in the preparation of such Registration Statement, Prospectus or preliminary prospectus, or any amendment or supplement thereto.

                  (ii) Indemnification by Selling Holders. In connection with the Registration Statement in which Registered Warrant Stock of a Selling Holder is included, such Selling Holder shall furnish to the Company in writing such information as shall be reasonably requested by the Company for use in any such Registration Statement or Prospectus contained therein and shall, to the extent permitted by law, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and agents and each person, if any, who controls the Company (within the meaning of the Securities Act or the Exchange Act) (the Company and any such other person hereinafter referred to as a "Company Indemnitee") against all losses, claims, damages, liabilities or expenses (or actions in respect thereof) to which any such Company Indemnitee may become subject, under the Securities Act or the

                  Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Holder expressly for use in the preparation of such Registration Statement, Prospectus or preliminary prospectus, or any amendment or supplement thereto; provided, however, in no event shall the liability of any Selling Holder or any affiliate thereof under this Section 10 be greater in amount than the dollar amount of the proceeds (net of payment of underwriting commissions, if any) received by such Selling Holder upon the sale of the Registered Warrant Stock giving rise to such indemnification obligation.

                  (iii) Indemnification Procedures. Promptly after receipt by an indemnified party under Section 10(b)(i) or Section 10(b)(ii) of notice of the commencement of any action, suit, proceeding or investigation or threat thereof (collectively, a "claim") made in writing for which such person will claim indemnification or contribution pursuant hereto, the indemnified party shall notify the indemnifying party thereof in writing and, unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnifying and indemnified parties with respect to such claim, shall permit such indemnifying party to assume and control the defense of such claim at its expense with counsel reasonably satisfactory to such indemnified party. The failure so to notify the indemnifying party shall not relieve the indemnifying party from any liability hereunder with respect to such claim except to the extent that such indemnifying party is actually prejudiced by such failure to give notice. If the indemnifying party gives notice to such indemnified party of its election to assume and control the defense of such claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of such claim unless the indemnified party shall have given the indemnifying party notice of a conflict of interest with respect to such claim. The failure of an indemnifying party to give notice to the indemnified party of its election to assume and control the defense of any claim for which notice has been received by the indemnifying party in accordance with this Section 10 (b)(iii) within 45 days after the receipt of such notice shall constitute an election by the indemnifying party not to assume and control the defense of such claim. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (and, to the extent applicable, one local counsel) in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

                  (iv) Rights of Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Sections 10(b)(i) and 10(b)(ii) for any reason not available, other than by reason of the exceptions provided therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any Selling Holder and one or more other indemnified parties, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. For purposes of this Section 10(b)(iv), each person, if any, who controls an underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such underwriter, and each director, officer and agent of the Company and each person, if any, who controls the Company or a Selling Holder within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company or Selling Holder, as the case may be.


         11. Notices. All notices, requests and other communications hereunder shall be in writing, and shall be either (i) delivered by hand, (ii) made by facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, postage prepaid, return receipt requested. Notices from the Company to the Registered Holder shall be sent to the address of the Registered Holder shown on the Warrant Register. All notices from the Registered Holder to the Company shall be delivered to the Company at its offices at 1050 Thomas Jefferson Street, NW, Washington, DC 20007, to the attention of the Corporate Secretary, or such other address as the Company shall so notify the Registered Holder. All notices, requests and other communications hereunder shall be deemed to have been given (i) if delivered by hand, at the time of the delivery thereof to the receiving party at the address of such party described above,
(ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

         12. Waivers and Amendments. Any term or provision of this Warrant Certificate may be waived, amended or supplemented only by a written agreement executed by Company and the Registered Holders of a majority of the then outstanding Warrants; provided, however, that the consent of each Registered Holder shall be required for any waiver, amendment or supplement pursuant to which the Purchase Price would be increased or the number of shares of Common Stock purchasable upon exercise of the Warrants would be decreased (other than pursuant to adjustments as provided for herein). Notwithstanding the foregoing, the Company may waive in a written document executed by it any term or provision of this Warrant Certificate to the benefit of which the Company is entitled.

         13.      Headings.     The headings in this Warrant Certificate are
for purposes of reference only and shall not limit or otherwise affect the meaning or construction of any term or provision of this Warrant Certificate.

         14.      Governing Law.     This Warrant Certificate will be governed
by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles of such jurisdiction.


                             SLM HOLDING CORPORATION



                             /s/  J. Paul Carey
                             ------------------------------------
                             J. Paul Carey
                             Executive Vice President,
                             Finance, Marketing and Administration


                             Date:    9/2/97
                                  --------------------------------

                                   EXHIBIT A

                          FORM OF ELECTION TO PURCHASE



To:      SLM Holding Corporation
                   [Address]


         The undersigned, pursuant to the terms and provisions of the attached Warrant Certificate (No. W-___) (the "Warrant Certificate"), issued by SLM Holding Corporation (the "Company") and dated as of ____________, hereby irrevocably elects to exercise the right represented by the Warrant Certificate to purchase ______ shares of Common Stock of the Company, par value $.20 per share (or such other securities or assets of the Company as are purchasable in their place pursuant to the Warrant Certificate), and tenders payment for such shares (or other securities or assets) to the order of SLM Holding Corporation in the amount of $_________ in immediately available funds in accordance with
Section 1(a) of the Warrant Certificate. The undersigned requests that a certificate for such shares (or other securities) be registered in the name of ______________, whose address is ______________, and that such certificate be delivered to ______________, whose address is ______________. If said number of shares is less than all of the shares purchasable pursuant to the Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the balance of the shares be registered in the name of _______________, whose address is ____________, and that such Warrant Certificate be delivered to _______________, whose address is ____________.


Dated:                             [Name of Registered Holder]
        ----------------

                                   By:
                                      ----------------------------
                                        Name:
                                        Title:
                                   (Signature must conform in all respects to
                                   name of Registered Holder as specified on
                                   the face of the Warrant Certificate.)

                                   EXHIBIT B

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to _____________________, whose address is __________________, all of its, his or her right, title and interest in and to the attached Warrant Certificate (No. W-___) (the "Warrant Certificate"), issued by SLM Holding Corporation (the "Company") and dated as of _____________, and does hereby irrevocably constitute and appoint _________________to be its, his or her true and lawful attorney to transfer the Warrant Certificate on the books of the Company, with full power of substitution. The undersigned hereby certifies that the Warrant Certificate is being sold, assigned and transferred pursuant to either (i) an effective registration statement under the Securities Act of 1933, as amended, as to the Warrants and registration or qualification of the Warrants under any applicable state securities or "blue sky" laws, or (ii) an opinion of counsel or other evidence, in each case reasonably satisfactory to the Company, that such registration and qualification are not required.


Dated:                              [Name of Registered Holder]
      ------------------

                                     By
                                       ----------------------
                                         Name:
                                         Title:
                                     (Signature must conform in all respects to name of Registered Holder as specified on the face of the Warrant Certificate.)